Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Company") and FIFTH THIRD BANK (CENTRAL INDIANA), a Michigan banking corporation, formerly known as Fifth Third Bank, Indiana (Central) (the "Bank"), being parties to that certain Credit Agreement dated as of November 16, 2001, as previously amended (collectively, the "Agreement") agree to further amend the Agreement by this Fourth Amendment to Credit Agreement (this "Amendment") as follows.

1.    DEFINITIONS. All defined terms used herein not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.

(a)	Amended Definition. The following definition appearing under Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

•
"Applicable Spread" means that number of Basis Points to be taken into account in determining the per annum at which the LIBOR-based Rate of interest on the Revolving Loan shall be calculated and which shall be 55 Basis Points at all times on and after the date of the Fourth Amendment.

(b)	New Definition. The following new definition is hereby added to Section 1 of the Agreement as follows:

•
"Fourth Amendment" means that certain agreement entitled "Fourth Amendment to Credit Agreement" entered into by and between the Company and the Bank dated as of December 29, 2004, for the purpose of amending this Agreement.

2.    THE LOAN. Section 2(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

(iii)
Interest on the Revolving Loan. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate minus one percent (-1.00%), except that at the option of the Company, exercised from time to time as provided in Section 2(c)(i), interest may accrue prior to maturity on any Advance or on the entire outstanding balance of the Revolving Loan as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for an Interest Period selected by the Company; provided, further, that an election of the LIBOR-based Rate for a period extending beyond the Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%), except that as to any portion of the Loan for which the Company may have elected the LIBOR-based Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the LIBOR-based Rate then in effect plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

3.    REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein and, (ii) Section 3(d) of the Agreement shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company delivered to the Bank.

4.    EVENTS OF DEFAULT. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the
               Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment.

5.    CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i)	This Amendment duly executed by the Company.

(ii)
Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party certified by the Secretary of the Board of Directors of the Company as being in full force and effect and duly adopted as of the date hereof.

(iii)
The Certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to execute this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

6.    PRIOR AGREEMENTS. The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

7.    EFFECT OF AMENDMENT. The provisions contained herein shall serve to supplement and amend the provisions of the Agreement.
               To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

8.    REAFFIRMATION. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

9.    COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

IN WITNESS WHEREOF, the Company and the Bank by their respective duly authorized officers have executed and delivered in Indiana this Fourth Amendment Credit Agreement on January 26, 2005, but with effect as of December 29, 2004.

THE STEAK N SHAKE COMPANY, an Indiana corporation

                                 By:

                                /s/  Jeffrey A. Blade
                                        Jeffrey A. Blade,
                                           Senior Vice President and Chief Financial Officer

FIFTH THIRD BANK (CENTRAL INDIANA), a Michigan banking corporation

By:	/s/ Andrew M. Cardimen Andrew M. Cardimen, Vice President and Senior Relationship Manager